UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2008

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-7573	73-0618660
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Enclave Parkway Suite 600 Houston, Texas (Address of principal executive offices)	77077 (Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On April 24, 2008, the shareholders of Parker Drilling Company (the “Company”) approved Amendment No. 1 (the “Amendment”) to the Company’s 2005 Long-Term Incentive Plan (the “2005 Plan”). The sole purpose of the Amendment is to increase the number of shares of common stock available for issuance under the 2005 Plan by 2,000,000 shares. The Company’s board of directors unanimously approved the Amendment on March 17, 2008.
     The 2005 Plan permits the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards payable in cash or common stock, phantom shares, and other awards, some of which may require the satisfaction of performance-based criteria in order to be payable to participants. As of March 1, 2008, the Effective Date of the Amendment, 5,165,198 shares of common stock were available for awards under the 2005 Plan.
     A more detailed description of the terms of the Amendment and the 2005 Plan is contained in the Company’s Proxy Statement on Schedule 14A for its 2008 Annual Meeting filed with the Securities and Exchange Commission on March 21, 2008. The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements And Exhibits.
     (d) Exhibits. The following exhibit is filed herewith:
10.1 Amendment No. 1 to the Parker Drilling Company 2005 Long-Term Incentive Plan (incorporated herein by reference to Annex B of the Company’s 2008 Proxy Statement filed March 21, 2008)
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date: April 30, 2008	By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield
Senior Vice President and Chief Financial Officer